                                  EXHIBIT 10.2
                                  ------------


                           STOCK REPURCHASE AGREEMENT
                           --------------------------

     This Agreement, made as of the 21st day of August, 1998, is entered into by and between Stephen Parker (hereafter "Employee") and US WATS, Inc., (hereafter "Employer").

     WHEREAS, by Agreement of even date (the "Severance Agreement"), Employer and Employee have agreed that in exchange for certain payments and continuation of certain fringe benefits, Employee's Employment Agreement between Employer and Employee dated as of December 23, 1993, as amended (the "Employment Agreement"), shall terminate, except as otherwise provided therein; and

     WHEREAS, pursuant to the Severance Agreement, Employee provides Employer with a general release as provided therein; and

     WHEREAS, the effectiveness of the general release as to certain of Employee's rights is subject to a statutory right of rescission; and

     WHEREAS, Employee owns some 1 million shares of the common stock of Employer (the "Common Stock") and

     WHEREAS, Employer wishes to buy and Employee wishes to sell some 869,000 shares of the Common Stock owned by Employee; and

     WHEREAS, Employee is a director of Employer; and

     WHEREAS, Employer and Employee mutually desire Employee to cease service as a director; and

     WHEREAS, neither Employer nor Employee wish to subject the purchase and sale of stock or Employee's resignation as a director of Employee to any right of rescission;

     NOW, THEREFORE, In consideration of the material promises contained herein; the parties agree as follows:

     1.  Resignation as a Director.  This Agreement shall reflect Employee's
         -------------------------
resignation as a director of Employer effective as of August 21, 1998.

     2.  Purchase and Sale of Common Stock.
         ---------------------------------

     a. Employer (or a party designated by Employer) shall buy and Employee shall sell 869,000 of the 1 million shares of Common Stock owned by Employee. The purchase price for each share of Common Stock to be purchased by Employer (or the party designated by Employer) pursuant to this Paragraph 2 shall be $1.20. Such purchase price shall be paid in cash via wire transfer pursuant to Employee's written wire instructions.

     b. Employer represents and warrants that Employer has the full and absolute right, capacity, power and authority to enter into this Agreement.

     c. Employee represents and warrants that the 869,000 shares of Common Stock subject to purchase and sale under Paragraph 2a are owned beneficially and of record by Employee, free and clear of all pledges and encumbrances. Employee further represents and warrants that such shares of Common Stock are not subject to any existing option, warrant, call, right, commitment, subscription, instrument or other agreement of any character, and that there is no voting trust or other voting agreement applicable with respect to such shares of Common Stock.

     d. Closing for the purchase and sale of the Common Stock under this Paragraph 2 shall be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, PA 19103, or at such other place as may be mutually agreeable to the parties, on a date selected by Employer, but not later than August 25, 1998.

     3.  Employee's Acknowledgments.  Employee expressly acknowledges and
         --------------------------
recites that (a) he has entered into this Agreement knowingly and voluntarily, without any duress or coercion; (b) he has read and understands this Agreement in its entirety; (c) he has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Agreement BEFORE signing it;
(d) he has not been forced to sign this Agreement by any employee or agent of Employer.

     4.  Employee's Successors.  This Agreement shall be binding upon the
         ---------------------
parties hereto, their representatives, agents and assigns, and as to Employee, his or her spouse, heirs, legatees, administrators and personal representatives.

     5.  Entire Agreement of the Parties.  This Agreement constitutes the
         -------------------------------
exclusive and complete agreement between the parties hereto relating to the subject matter hereof. No amendment of this Agreement shall be binding unless in writing and signed by the parties.

     6.  Severability.  The provisions of this Agreement are severable.  If any
         ------------
provision or the scope of any provision is found to be unenforceable or is modified by a court of competent jurisdiction, the other provisions or the affected provisions as so modified shall remain fully valid and enforceable.

     7.  Governing Law.  This Agreement shall be governed by the law of the
         -------------
Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned acknowledge that they have executed this instrument as their free and voluntary act, for the uses and purposes set forth herein on the dates set forth below.

Accepted:
US WATS, INC.                      EMPLOYEE

By: _____________________________  By:______________________________
                                       Stephen Parker


Date: ____________________________   Date: ____________________________